EXHIBIT 10.2


                  AMENDMENT TO RESTATED STOCK OPTION AGREEMENT


        This Amendment made as of the 26th day of November 1996, by and between Superior Services, Inc., a Wisconsin Corporation (the "Company") and G.W. "Bill" Dietrich (the "Employee").

        WHEREAS, the Company and the Employee previously entered into a Restated Stock Option Agreement dated as of November 29, 1995 (the "Restated Stock Option Agreement"); and

        WHEREAS, the parties desire to amend the Restated Stock Option Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

   1. Section 3 of the Restated Stock Option Agreement is amended by (i) deleting the second sentence in such section, and (ii) deleting the words "In addition" from the beginning of the third sentence in such section and substituting therefor the words "Provided, however, that."

   2. Except as set forth herein, the terms of the Restated Stock Option Agreement shall remain unaltered and in full force and in effect.

        In Witness Whereof, the parties have entered into this Amendment as of the day and year set forth above.

   SUPERIOR SERVICES, INC.            EMPLOYEE:


   By:  /s/ Joseph P. Tate                  /s/ G.W. Dietrich
      Joseph P. Tate, Chairman             G.W. "Bill" Dietrich


   Approved by the Compensation Committee of the Board of Directors:


     /s/ Francis J. Podvin
   Francis J. Podvin, Chairman